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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SUPERNUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPERNUS PHARMACEUTICALS, INC.
1550 East Gude Drive
Rockville, MD 20850
(301) 838-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M.,
MAY 22, 2014

To the Stockholders of Supernus Pharmaceuticals, Inc.:

        NOTICE IS HEREBY GIVEN THAT the 2014 Annual Meeting of the Stockholders of Supernus Pharmaceuticals, Inc., a Delaware corporation ("Supernus"), will be held at the executive offices of Supernus, located at 1550 East Gude Drive, Rockville, MD 20850 on May 22, 2014 at 10:00 A.M. for consideration of and action upon the following matters:

  1.
  to elect two (2) directors to hold office for the ensuing three years and until their successors have been duly elected and qualified;

  2.
  to approve the flexible settlement feature with respect to future potential conversions of the 7.5% Convertible Senior Secured Notes due 2019;

  3.
  to consider and act upon a proposal to amend the Supernus Pharmaceuticals, Inc. 2012 Equity Incentive Plan to increase the number of shares available under the plan;

  4.
  to consider and act upon a proposal to amend the Supernus Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan to increase the number of shares available under the plan;

  5.
  to ratify the appointment of Ernst &Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

  6.
  to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on March 31, 2014 as the Record Date for the determination of holders of common stock of Supernus entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. For at least 10 days prior to the annual meeting date, a complete list of shareholders entitled to vote at the annual meeting will be open to examination by stockholders for any purpose germane to the annual meeting during normal business hours at our corporate headquarters at 1550 East Gude Drive, Rockville, MD 20850. The list of stockholders and their stockholdings will also be available at and for the duration of the annual meeting on May 22, 2014.

        THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SUPERNUS.

        STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY (a) NOTIFYING THE SECRETARY OF SUPERNUS IN WRITING, (b) DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 22, 2014. THE PROXY STATEMENT AND 2013 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: www.edocumentview.com/SUPN.

BY ORDER OF THE BOARD OF DIRECTORS:

Jack A. Khattar, Secretary

April 7, 2014

SUPERNUS PHARMACEUTICALS, INC.
1550 East Gude Drive
Rockville, MD 20850
(301) 838-2500

DATED April 7, 2014

PROXY STATEMENT

        This Proxy Statement is furnished with the attached Notice of Annual Meeting and with the accompanying Proxy on or about April 7, 2014, to each stockholder of record of Supernus Pharmaceuticals, Inc. ("Supernus" or the "Company") as of the close of business on March 31, 2014 ("Record Date"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of Supernus to be held on May 22, 2014 at 10:00A.M. at the executive offices of Supernus, located at 1550 East Gude Drive, Rockville, MD 20850, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

        Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on March 7, 2014, the total number of shares of our common stock (the "Common Stock") outstanding was 42,011,004 shares. Each share of Common Stock will be entitled to one vote per share on all business to come before the Annual Meeting.

QUORUM AND REQUIRED VOTE

        The holders of a majority of the outstanding shares of each class entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If a broker that is a record holder of common stock does not return a signed Proxy, the shares of Common Stock represented by such Proxy will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed Proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of Common Stock represented by such Proxy will be considered present at the meeting for purposes of determining the presence of a quorum.

        A plurality of the votes cast is required for the election of directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld. The rules that determine how your broker can vote your shares state that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. You must provide your broker with voting instructions so that your vote will be counted. Broker non-votes will have no effect on the outcome of the election of directors.

        An affirmative vote of the majority of the votes cast, present in person or by proxy at the meeting, is required for the approval of Proposals 2, 3, 4 and 5. Abstentions will have the effect of a "no" vote with respect to Proposals 2, 3, 4 and 5 and broker non-votes will have no effect on the outcome of these proposals.

REVOCABILITY OF PROXY

        Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of Supernus in writing, delivering a duly executed Proxy bearing a later date or attending the Annual Meeting and voting in person.

 DISSENTER'S RIGHT OF APPRAISAL

        The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.

PERSONS MAKING THE SOLICITATION

        The accompanying Proxy is being solicited on behalf of the Board of Directors of Supernus Pharmaceuticals. In addition to mailing the Proxy materials, solicitation may be made in person or by telephone or electronic transmission by directors, officers or other employees of Supernus, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by us. We will request banks, brokers and other nominees to forward Proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 7, 2014 by: (i) any person who, to our knowledge, owns 5% or more of the common stock on an as-converted basis, (ii) our named executive officers+ and our directors and director nominees individually, and (iii) all of our executive officers and directors, as a group. Unless otherwise indicated, the address for each of the stockholders listed in the table below is c/o Supernus Pharmaceuticals, Inc., 1550 East Gude Drive, Rockville, Maryland 20850.

        Beneficial ownership is determined in accordance with the rules and regulations of the United States Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of March 7, 2014 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholders' name.

+
The named executive officers ("NEOs") consist of our Chief Executive Officer and our two most highly compensated officers other than the Chief Executive Officer.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Stockholders:
New Enterprise Associates 11, Limited Partnership and its affiliates(1) c/o New Enterprise Associates 1954 Greenspring Drive Suite 600 Timonium, MD 21093	10,650,000	25.4
Abingworth Bioventures IV LP and its affiliates(2) c/o Abingworth Management Inc 890 Winter Street, Suite 150 Waltham, MA 02451	3,600,000	8.6
T. Rowe Price Associates, Inc. and its affiliates(3) c/o T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	4,362,800	10.4
Orchard Hill Capital Management LP(4) 152 W. 57th Street, 41st Floor New York, NY 10019	3,339,247	7.4
ZaZove Associates LLC(5) 1001 Tahoe Blvd. Incline Village, NV 89451	3,561,069	7.8
Executive Officers and Directors:
Jack A. Khattar(6)	1,638,689	3.9
Gregory S. Patrick(7)	81,102	*
Stefan K.F. Schwabe, M.D., Ph.D.(8)	34,432	*
Padmanabh P. Bhatt, Ph.D.(9)	117,931	*
Jones W. Bryan, Ph.D.(10)	114,571	*
Victor L. Vaughn(11)	27,537	*
M. James Barrett, Ph.D.(12)	10,658,722	25.4
Frederick M. Hudson(13)	20,285	*
Charles W. Newhall, III(14)	10,658,722	25.4
William A. Nuerge(15)	32,472	*
John M. Siebert, Ph.D.(16)	26,097	*
All executive officers and directors as a group (11 persons)	12,751,838	30.3

*
Less than one percent.

(1)
The number of shares beneficially owned consists of (a) 10,641,250 shares of common stock held by New Enterprise Associates 11, Limited Partnership ("NEA 11"); and (b) 8,750 shares of common stock held by NEA Ventures 2005, L.P. ("Ven 2005"). The shares directly held by NEA 11 are indirectly held by NEA Partners 11, Limited Partnership ("NEA Partners 11"), the sole general partner of NEA 11, NEA 11 GP, LLC ("NEA 11 LLC"), the sole general partner of NEA Partners 11, and each of the individual Managers of NEA 11 LLC. The individual Managers (collectively, the "Managers") of NEA 11 LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Krishna "Kittu" Kolluri and Scott D. Sandell. NEA Partners 11, NEA 11 LLC and the Managers share voting and dispositive power over the shares directly held by NEA 11. The shares directly held by Ven 2005 are indirectly held by J. Daniel Moore, the general partner of Ven 2005, who holds voting and dispositive power over the shares directly held by Ven 2005. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein, if any.

(2)
The number of shares beneficially owned consists of (a) 3,569,400 shares of common stock held by Abingworth Bioventures IV LP ("ABV IV"); and (b) 30,600 shares of common stock held by Abingworth Bioventures IV Executives LP "(ABV IV Executives"). Abingworth Bioventures IV, LP. Abingworth Management Limited "(AML") serves as investment manager of each of ABV IV and ABV IV Executives and may be deemed to share voting and dispositive power with respect to the securities owned by ABV IV and ABV IV Executives.

(3)
The number of shares is based on information provided in a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2014. T. Rowe Price Associates, Inc. has sole voting power with respect to 573,900 shares and sole dispositive power with respect to all of the shares. T. Rowe Price Health Sciences Fund, Inc. has sole voting power with respect to 2,143,400 shares.

(4)
The number of shares is based on information provided in a Schedule 13G/A filed by Orchard Hill Capital Management, LP with the SEC on February 14, 2014. Orchard Hill Capital Management, LP has sole voting and sole dispositive power with respect to all of the shares. The shares beneficially owed include 1,905,930 shares issuable upon conversion of our 7.5% Convertible Senior Secured Notes due 2019.

(5)
The number of shares is based on information provided in a Schedule 13G filed by ZaZove Associates, LLC with the SEC on December 5, 2013. ZaZove Associates, Inc. has sole voting and sole dispositive power with respect to all of the shares. The shares beneficially owned include 3,561,069 shares issuable upon conversion of our 7.5% Convertible Senior Secured Notes due 2019.

(6)
Includes 1,114,000 shares of common stock held by KBT Trust and 98,000 shares of common stock issuable to Mr. Khattar upon exercise of options that vest within 60 days of March 7, 2014.

(7)
Includes 70,000 shares of common stock issuable to Mr. Patrick upon the exercise of options that vest within 60 days of March 7, 2014.

(8)
Includes 28,750 shares of common stock issuable to Dr. Schwabe upon the exercise of options that vest within 60 days of March 7, 2014.

(9)
Includes 66,125 shares of common stock issuable to Dr. Bhatt upon the exercise of options that vest within 60 days of March 7, 2014.

(10)
Includes 48,125 shares of common stock issuable to Dr. Bryan upon the exercise of options that vest within 60 days of March 7, 2014.

(11)
Includes 21,250 shares of common stock issuable to Mr. Vaughn upon the exercise of options that vest within 60 days of March 7, 2014.

(12)
The number of shares beneficially owned consists of 10,650,000 shares of common stock as described in note (1) above. Dr. Barrett, a member of our Board of Directors, is a Manager of NEA 11 LLC, and disclaims beneficial ownership of the shares of capital stock held by NEA 11, except to the extent of his pecuniary interest therein, if any. The number of shares beneficially owned also includes 8,722 shares of common stock issuable to Dr. Barrett upon the exercise of options within 60 days of March 7, 2014.

(13)
Includes 15,285 shares of common stock issuable to Mr. Hudson upon the exercise of options within 60 days of March 7, 2014.

(14)
The number of shares beneficially owned consists of 10,650,000 shares of common stock issuable as described in note (1) above. Mr. Newhall, a member of our Board of Directors, was a Manager of

  NEA 11 LLC until his retirement from New Enterprise Associates, Inc. effective December 31, 2012, and disclaims beneficial ownership of the shares of capital stock held by NEA 11, except to the extent of his pecuniary interest therein, if any. The number of shares beneficially owned also includes 8,722 shares of common stock issuable to Mr. Newhall upon the exercise of options within 60 days of March 7, 2014.

(15)
Includes 8,722 shares of common stock issuable to Mr. Nuerge upon the exercise of options within 60 days of March 7, 2014.

(16)
Includes 8,722 shares of common stock issuable to Dr. Siebert upon the exercise of options within 60 days of March 7, 2014.

 PROPOSAL 1
ELECTION OF DIRECTORS

        In April 2012, our shareholders approved the Company's Amended and Restated Certificate of Incorporation, which divided the Board of Directors into three classes, as nearly equal in number as possible, with one class standing for election each year for a three-year term. The term of the initial Class II directors will expire at the 2014 Annual Meeting of Stockholders; the term of the initial Class III directors will expire at the 2015 Annual Meeting of Stockholders and the term of the Class I directors will expire at the 2016 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders the successors of the class of directors whose term expires shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

        Our Board of Directors shall be not fewer than 5 and not more than 15 members. At our annual meeting, two directors are to be elected. The Board of Directors recommends that stockholders elect Frederick M. Hudson and Charles W. Newhall, III each to hold office until the 2017 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. This slate of directors recommended and approved by the Board of Directors was determined following an assessment by the Board of Directors of the skill set and experience of such persons. Each of the nominees named below was elected as our director at the annual meeting of stockholders held on January 27, 2012. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board of Directors, if any person is so nominated. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought. The proxies cannot be voted for a greater number of persons than the number of nominees named which is two nominees.

        In December 2013, consistent with the policy of Abingworth Bioventures IV LP and its affiliates of having its representative resign from a company's Board of Directors after it becomes a public company, Mr. Michael Bingham, a Class II director, submitted a letter of resignation to the Board of Directors. The Board of Directors accepted the resignation of Mr. Bingham at that time and elected not to fill the vacancy as it determined that a Board of Directors consisting of six members can best serve the interests of our stockholders at this time. The Board of Directors subsequently decreased the size of the Board from seven to six members. We are in the process of commencing a search for an additional director to serve on our Board of Directors but do not anticipate appointing a new director prior to the date of the 2014 Annual Meeting of Stockholders.

        We are not aware of any adverse proceedings between any director, officer, affiliate or beneficial owner of the company.

        The following table sets forth below the name, age, service dates and respective position with the Company of each member of our Board of Directors:

Name	Age	Director Since	Position
Class I Directors (Term maturing in 2016)
Jack A. Khattar	52	2005	President, Chief Executive Officer & Secretary, Director
M. James Barrett, Ph.D.(2)(3)	71	2005	Director and Chairman of the Board
William A. Nuerge(1)(2)	61	2006	Director
Class II Directors (Term maturing in 2014):
Frederick M. Hudson(1)	68	2010	Director
Charles W. Newhall, III(3)	69	2005	Director
Class III Directors (Term maturing in 2015):
John M. Siebert, Ph.D.(1)(2)	74	2011	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Governance and Nominating Committee

Biographical Information

        The following is a brief biography of each nominee for election of director and a discussion of the specific experience, qualifications, attributes or skills that led the Board of Directors to select that director for nomination.

Class II Nominees for Term of Office to Expire in 2017:

        Frederick M. Hudson has served as a member of our Board since 2010. Mr. Hudson retired as a partner in charge of the health care audit practice for the Washington—Baltimore business unit of the accounting firm of KPMG, LLP on January 1, 2006 after a 37-year career with the firm. He currently serves in a board capacity with the Board of Financial Administration of the Catholic Archdiocese of Baltimore and the Board of Trustees of the Maryland Historical Society. He chairs the audit committees of each of the Boards of Directors of Educate, Inc. and GBMC Healthcare, Inc. and its affiliate, Greater Baltimore Medical Center. He is also a director of Maxim Health Care Services, Inc. Mr. Hudson received a B.S. in Accounting from Loyola University Maryland and is a Certified Public Accountant. Mr. Hudson's extensive accounting and health care audit experience qualify him to serve as a director.

        Charles W. Newhall, III has served as a member of our Board since 2005. In 1977, Mr. Newhall co-founded NEA, a venture capital firm that focuses on the medical and life sciences and information technology industries, from which he retired effective December 31, 2012. To date, Mr. Newhall has served as a director of over 50 venture-backed companies. Some of his current Board memberships include Vitae Pharmaceuticals, NeuroPace, Inc. and Interfusio. In 1986, he founded the Mid-Atlantic Venture Capital Association ("MAVA"), which now has over 80 venture capital firms that are members, and is one of the most active regional venture associations in the country. He is Chairman Emeritus of MAVA. Before NEA, Mr. Newhall was a Vice President of T. Rowe Price. He served in Vietnam commanding an independent platoon including an initial reconnaissance of Hamburger Hill. His decorations include the Silver Star and Bronze Star V (1st OLC). He earned an Honors Degree in English from the University of Pennsylvania and an MBA from Harvard Business School. Mr. Newhall's substantial experience with companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director.

        The Board of Directors recommends a vote "FOR" the election of each of the Class II nominees to the Board of Directors named above.

Class III Directors Continuing for Term of Office Expiring in 2015:

        John M. Siebert, Ph.D., has served as a member of our Board since 2011. Dr. Siebert has over 30 years experience in the pharmaceutical industry. Since 2011, Dr. Siebert has been Chief Operating Officer of New Rhein Healthcare Investors, LLC, a healthcare-based private equity group. Since 2009, Dr. Siebert has been Chairman and CEO of Compan Pharmaceuticals, LLC, a veterinary specialty pharmaceutical company. From 2004 to 2009, Dr. Siebert served as Chairman and CEO at CyDex Pharmaceuticals Inc., a specialty pharmaceutical company. From 1995 through 2003, Dr. Siebert served as President and CEO of CIMA, an innovative oral drug delivery company. Dr. Siebert started his career at Procter & Gamble. He currently chairs the audit committee of the Board of Directors and is a member of the Nominating and Governance Committee of Aradigm, Inc. He is a member of the Board of Directors of Accu-Break Pharmaceuticals, Inc. Dr. Siebert holds a B.S. in Chemistry from Illinois Benedictine University, an M.S. in Organic Chemistry from Wichita State University and a Ph.D. in Organic Chemistry from the University of Missouri. Dr. Siebert's substantial operational and business experience with companies in the healthcare sector, combined with his scientific experience, qualify him to serve as a director.

Class I Directors Continuing for Term of Office Expiring in 2016:

        Jack A. Khattar is the founder of our Company and has served as our President, Chief Executive Officer and Secretary and a Director since 2005. From 1999 to 2005, Mr. Khattar served in various positions during that time as a Board member, President and CEO of Shire Laboratories Inc., the drug delivery subsidiary of Shire plc. From 1999 to 2004, he also served as a member of Shire plc's Executive Committee. Prior to that, Mr. Khattar served as an Executive Officer and the Chairman of the Management Committee at CIMA Labs Inc. ("CIMA"), a drug delivery company that is currently a division of Cephalon. At CIMA, he was also responsible for business development, including the licensing of CIMA's technologies, corporate alliances and strategic planning. Prior to joining CIMA in 1995, Mr. Khattar held several marketing and business development positions at Merck & Co., Novartis, Playtex and Kodak in various locations, including the United States, Europe and the Middle East. Mr. Khattar earned his degrees in Marketing with a BBA from American University of Beirut and an MBA from the Wharton School of the University of Pennsylvania. Mr. Khattar's leadership, executive, managerial, business and pharmaceutical company experience, along with his more than 20 years of industry experience in the development and commercialization of pharmaceutical products and drug delivery technologies, qualify him to be a director.

        M. James Barrett, Ph.D., has served as the Chairman of our Board since 2005. Since September 2001, Dr. Barrett has been a general partner of New Enterprise Associates, Inc. ("NEA"), which is a venture capital firm that focuses on the medical and life sciences and information technology industries. He is currently a member of the Board of Directors of each of the publicly-traded companies Amicus Therapeutics, Inc., Clovis Oncology, Inc. and GlycoMimetrics Inc., and within the past five years, he has served on the Board of Directors of each of the publicly-traded companies Targacept, Inc., Inhibitex (acquired by Bristol-Myers Squibb Co.), Iomai Corporation (acquired by Intercell AG), MedImmune, LLC (acquired by AstraZeneca), Pharmion Corporation (acquired by Celgene Corporation) and YM Biosciences, Inc. As a result of Dr. Barrett's tenure as a general partner of NEA, he has served on numerous Boards of Directors of both public and private companies in the healthcare sector and brings to our Board of Directors significant first-hand experience in shaping strategic direction as a pharmaceutical company matures from a private venture-backed company to a development-stage public company and then to a product revenue-generating company. Dr. Barrett received a Ph.D. in Biochemistry at the University of Tennessee, his MBA from the University of Santa Clara, and a BS in Chemistry from Boston College. Dr. Barrett's substantial experience with public and private companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director.

        William A. Nuerge has served as a member of our Board since 2006. Since 2008, Mr. Nuerge has been a managing partner of Fortress Pharms Advisors, LLC. From 2004 to 2007, Mr. Nuerge served as a director and President and CEO of Xanodyne Pharmaceuticals. From 1997 to 2004, he served as President and CEO of Shire US, Inc. Prior to that, Mr. Nuerge served as Chief Operating Officer of Richwood Pharmaceuticals Company, Inc. from 1994 to 1997, which subsequently merged with Shire plc in 1997. Mr. Nuerge earned his Bachelor of Science degree from Purdue University and his MBA from Wesleyan University. Mr. Nuerge's significant operational and business experience with life science companies qualify him to serve as a director.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. A copy of the Code of Ethics is currently available at www.supernus.com. Supernus will publicly disclose any waivers or amendments to the Code of Ethics that applies to its chief executive officer and senior financial officers pursuant to the requirements of the SEC.

Composition of Our Board of Directors

        Our Board of Directors currently consists of six members. Our Class I directors were elected by our stockholders at the 2013 Annual Meeting of Stockholders. Our Class II and Class III directors were elected pursuant to the Board composition provisions of our stockholders voting agreement. Our Governance and Nominating Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not limited to race, gender or national origin. We have no formal policy regarding Board diversity. Our Governance and Nominating Committee and Board of Directors' priority in selecting Board members is identification of persons who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our growth strategy.

Description of Director Qualifications, Nominating Process and Stockholder Nominations

        Members of our Board of Directors should meet certain minimum qualifications including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Board of Directors may consider a variety of other qualities and skills, including (i) expertise in the businesses in which Supernus may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of gender, ethnic background, and experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and Supernus charter and bylaws.

        The Governance and Nominating Committee of the Board of Directors will annually assess the qualifications, expertise, performance and willingness to serve of our existing directors. If at this time, or at any other time during the year, the Governance and Nominating Committee determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Governance and Nominating Committee will then initiate the search, working with staff support and seeking input from Board directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Board of Directors which will then prioritize the candidates and determine if any of the members of the Board or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. The Governance and Nominating Committee will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Board of Directors for final evaluation. The Board of Directors will meet to consider such recommendations and to approve the final candidate, and will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

        The Board of Directors will consider director candidates recommended by our stockholders in accordance with the following procedures. Stockholders may make recommendations with regard to nominees for election to the Board of Directors at future annual meetings of stockholders by submitting in writing a notice, received by the Secretary of Supernus, no earlier than 120 days and no later than 90 days prior to the anniversary date of the prior year's meeting, or, if we did not have an annual meeting of stockholders in the prior year or if the date of the current year's annual meeting is more than 30 days before or after the anniversary date of the prior year's annual meeting, on or before 15 days after the date on which the date of the current year's annual meeting is first disclosed in a public statement. Such recommendations or notices of nomination must set forth (i) all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations promulgated thereunder. With respect to nominations, notices of nominations must include the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, stockholders submitting nominations must provide certain information pertinent to them. In making recommendations or nominations, stockholders must adhere to all of the required procedures set forth in our Amended and Restated Bylaws, a copy of which has been filed with the SEC. Stockholders should also consider the minimum qualifications determined by our Board of Directors for Board members as noted elsewhere in this Proxy Statement. All nominees for director, including nominees recommended by a stockholder, shall be evaluated on the same basis.

Director Independence

        Our common stock is listed on The NASDAQ Global Market. Under Rules 5605 and 5615 of the Nasdaq Marketplace Rules, a majority of a listed company's Board of Directors must be comprised of independent directors. In addition, the Nasdaq Marketplace Rules ("Marketplace Rules") require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an "independent director" if, in the opinion of that company's Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The composition and functioning of our Board of Directors and each of our Board committees complies with all applicable rules and regulations of the SEC and The NASDAQ Global Market. Our Board of

Directors has determined that each of the current directors meets the independence requirement of the Marketplace Rules, with the exception of Mr. Khattar, who serves as our Chief Executive Officer. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

        Our Board of Directors has elected to separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the Company's strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. The Company believes that this separation of duties allows the Chief Executive Officer and Chairman to most efficiently use their time and to most effectively fulfill their respective responsibilities, which are critical to the future success of the Company. Mr. Khattar serves as President and Chief Executive Officer and Dr. Barrett serves as Chairman of the Board of Directors. The Chief Executive Officer and Chairman work closely together to execute the strategic plan of the Company.

        While our bylaws and corporate governance guidelines do not require that the Chief Executive Officer and Chairman positions be separate, the Board of Directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us at this time. We believe the combination of Mr. Khattar as President and Chief Executive Officer and Dr. Barrett as Chairman is an effective leadership structure for Supernus. The division of duties allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.

Board of Directors' Role in the Oversight of Risk Management

        Management is responsible for the day-to-day management of risks that we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through the full Board of Directors, which has generally retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through reports directly from officers responsible for oversight of particular risks within our Company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. As a critical part of this risk management oversight role, the Board of Directors encourages full and open communication between management and the Board of Directors. Our Chairman meets periodically with the President and Chief Executive Officer and other members of management to discuss strategy and risks facing the Company. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters. The Board of Directors periodically receives presentations from senior management on strategic matters involving the Company's operations to enable it to understand the Company's risk identification, risk management and risk mitigation strategies. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The oversight of risk management in the areas of compensation policies and programs, and Board organization, membership and structure are the responsibilities of the full Board of Directors.

Committees of the Board of Directors

        Our Board of Directors has established an Audit Committee, Compensation Committee and Governance and Nominating Committee. Our Board of Directors approved our Audit Committee, Compensation Committee and Governance and Nominating Committee charters, under which the respective committees operate.

Audit Committee

        The current members of our Audit Committee are Mr. Hudson, who is the chair of the committee, Dr. Siebert and Mr. Nuerge. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Global Market. Our Board has determined that Mr. Hudson is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of The NASDAQ Global Market as a result of his experience as a partner in the accounting firm of KPMG LLP and his service as chair of the audit committee of other companies. Mr. Hudson, Dr. Siebert and Mr. Nuerge are independent directors as defined under the applicable rules and regulations of the SEC and The NASDAQ Global Market. The Audit Committee held eight meetings during the last fiscal year. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Global Market and is currently available at www.supernus.com. Our audit committee's responsibilities include:

  •
  overseeing our corporate accounting and financial reporting process;

  •
  evaluating the independent auditors' qualifications, independence and performance;

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  determining the engagement of the independent auditors;

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  reviewing and approving the scope of the annual audit and the audit fee;

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  discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

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  approving the retention of the independent auditors to perform any proposed permissible non-audit services;

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  monitoring the rotation of partners of the independent auditors on our engagement team as required by law;

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  reviewing our critical accounting policies and estimates;

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  overseeing our internal audit function, if any; and

  •
  annually reviewing the audit committee charter and the Audit Committee's performance.

Compensation Committee

        The current members of our Compensation Committee are Dr. Barrett, who is the chair of the committee, Dr. Siebert and Mr. Nuerge. Each of the members of our Compensation Committee are independent under the applicable rules and regulations of the SEC, The NASDAQ Global Market and the Internal Revenue Service. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee held two meetings during the last fiscal year. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Global Market. The Compensation Committee Charter was amended effective July 1, 2013 and is attached as Appendix A to this Proxy Statement and is currently available at www.supernus.com. The Compensation Committee's responsibilities include:

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;

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  evaluating the performance of these officers in light of those goals and objectives;

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  setting the compensation of these officers based on such evaluations;

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  making recommendations to the Board of Directors regarding the compensation of directors;

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  reviewing and approving the terms of any employment agreements with our chief executive officer and other executive officers;

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  making recommendations to the Board of Directors regarding the adoption of incentive compensation plans and equity based plans and administering these plans, including the issuance of stock options and other awards under our stock plans;

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  oversight of the succession planning function for succession of senior management positions including the position of Chief Executive Officer; and

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  reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Governance and Nominating Committee

        The current members of our Governance and Nominating Committee are Mr. Newhall, who is the chair of the committee, and Dr. Barrett. Each of the members of our Governance and Nominating Committee are independent under the applicable rules and regulations of the SEC and The NASDAQ Global Market. The Governance and Nominating Committee held no meetings during the last fiscal year. The Governance and Nominating Committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Global Market and is currently available at www.supernus.com. The Governance and Nominating Committee's responsibilities include:

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  making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board;

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  overseeing our corporate governance guidelines; and

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  reporting and making recommendations to our Board concerning governance matters.

Other Committees

        Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Transactions with Related Persons

Procedures for Related Person Transactions

        Our Audit Committee is responsible for reviewing and approving all material transactions with any related person on a continuing basis. Related persons can include any of our directors or officers, holders of 5% or more of our voting securities and their immediate family members. This obligation is set forth in writing in our Audit Committee charter. We may not enter into a related person transaction unless our Audit Committee has reviewed and approved such transaction.

Transactions with Related Persons and Certain Control Persons

        Other than the transactions set forth below, since January 1, 2012, there has not been any transaction or series of transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. We believe the transactions set forth below were executed on terms no less favorable to us than we could have obtained from unaffiliated third parties. The transactions described below were ratified by the Audit Committee under the Audit Committee Charter.

        We employ the adult son of Victor Vaughn, our Senior Vice President of sales, in a non-executive position as a Regional Sales Director. We employed his adult son for two months prior to the date on which we employed Mr. Vaughn. This individual, who does not reside with and is not supported financially by Mr. Vaughn, earned total cash compensation for fiscal 2013 of $131,148, which is commensurate with his peers. Mr. Vaughn's son is employed on an "at will" basis and compensated on the same basis as our other employees of similar function, seniority and responsibility without regard to his relationship with Mr. Vaughn. In addition, the criteria used to complete the hiring decision regarding Mr. Vaughn's son was the same criteria that was used to hire other Regional Sales Directors.

        We employ another adult son of Mr. Vaughn son in a non-executive, non-managerial capacity as a Sales Representative. Management has reviewed this relationship and affirmatively determined that it does not constitute a material relationship between Mr. Vaughn's son and us because the son is employed on an "at will" basis in a non-executive, non-managerial position and has not received during any twelve-month period within the last three years more than $120,000 in direct compensation from us. Compensation paid to Mr. Vaughn's son in any twelve-month period was determined on the same basis as our other employees of similar function and the criteria that was used to complete the hiring decision regarding Mr. Vaughn's son was the same criteria that was used to hire other Sales Representatives. Mr. Vaughn and his son do not reside at the same residence.

        On December 23, 2013, Michael Bigham tendered his resignation from the board of directors of Supernus Pharmaceuticals, Inc., effective immediately. Mr. Bigham was the designee of Abingworth Bioventures IV LP and its affiliates ("Abingworth"), an original investor in the Company. His resignation was consistent with Abingworth's general practice of limiting the time its representatives spend on a portfolio company's board of directors after it becomes a public company.

Meetings

        During the year ended December 31, 2013, the Board of Directors held a total of six meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.

        Each member of the Board of Directors who is up for election at an Annual Meeting of Stockholders or who has a term that continues after such meeting is expected to attend the Annual Meeting of Stockholders. Mr. Khattar attended the 2013 Annual Meeting of Stockholders held on April 24, 2013.

Stockholder Communications with the Board of Directors

        We have established procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of Supernus Corporation at 1550 East Gude Drive, Rockville, MD 20850. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. To the extent that a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Limitation of Liability and Indemnification Arrangements

        As permitted by the Delaware General Corporation Law, we adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

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  any breach of the director's duty of loyalty to us or our stockholders;

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  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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  any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

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  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

        In addition, our amended and restated bylaws provide that:

  •
  we will indemnify our directors, officers and, at the discretion of our Board, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

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  advance expenses, including attorneys' fees, to our directors and, at the discretion of our Board, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

        We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that we will indemnify each of our directors to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

        We also maintain management liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

        At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF SUPERNUS

        The following table sets forth the names and ages of our executive officers and key employees as of the date of this proxy.

Name	Age	Position(s)
Jack A. Khattar	52	President, Chief Executive Officer & Secretary, Director
Gregory S. Patrick	62	Vice President, Chief Financial Officer
Jones W. Bryan, Ph.D.	49	Vice President of Business Development
Padmanabh P. Bhatt, Ph.D.	56	Senior Vice President, Intellectual Property, Chief Scientific Officer
Stefan K.F. Schwabe, M.D., Ph.D.	62	Executive Vice President of Research and Development, Chief Medical Officer
Victor Vaughn	56	Senior Vice President, Sales

        Jack A. Khattar.    See "Election of Directors."

        Gregory S. Patrick has served as our Chief Financial Officer since November 2011. Previously, he served as Chief Financial Officer for three privately held life sciences companies; R012 (2010-2011); Bionor Immuno (2008-2010); and Sopherion Therapeutics (2004-2008). From 2001 through 2004, he served as Chief Financial Officer for Medimmune, and from 1999 to 2001, as Chief Financial Officer of Ventiv Health. Mr. Patrick served in a variety of positions at Merck & Co. from 1985 through 1999, including Vice President and Controller of Merck's Manufacturing Division, Executive Director of Corporate Planning and Reporting, and Executive Director of Financial Evaluation & Analysis. He started his career with Exxon Chemical Company in engineering, subsequently joining Booz, Allen Hamilton as a management consultant and Avco Corporation as a financial manager. He holds B.S. and ME degrees from Rensselaer Polytechnic Institute in Environmental Engineering, and an MBA in Finance from New York University.

        Jones W. Bryan, Ph.D., has served as our Vice President of Business Development since 2005. From 2000 to 2005, he served as Vice President Business Development for Shire Laboratories Inc. Prior to that, Dr. Bryan was Director of Business Development for Pharmaceutics and Clinical Supply Manufacturing for AAI. He began his career with Schering Plough in Pharmaceutics and Formulation Development. Dr. Bryan earned his B.S. degree in Zoology from Clemson University, Ph.D. degree in

Pharmaceutics from the Medical University of South Carolina and Executive Management Certificate from the University of North Carolina Kenan-Flagler Business School. He is a member of the Licensing Executives Society and serves on Clemson University's Spiro Institute Entrepreneurship Advisory Board.

        Padmanabh P. Bhatt, Ph.D., has served as our Senior Vice President of Intellectual Property and Chief Scientific Officer since March 2012. Prior to that, he served as our Vice President of Pharmaceutical Sciences since 2005. From 2003 to 2005, Dr. Bhatt was Vice President of Advanced Drug Delivery at Shire Laboratories Inc. From 2001 to 2003, Dr. Bhatt served as Vice President of Research and Development and Chief Technology Officer at Point Biomedical Corporation. From 1996 to 2001, he served at ALZA Corporation (now a Johnson & Johnson company) in various positions from Product Development Manager to Director of Technical Development. Prior to that time, Dr. Bhatt has held positions as Research Specialist and Group Leader of Novel Drug Delivery at Dow Corning Corporation (from 1992 to 1996) and Senior Scientist at Hercon Laboratories (from 1989 to 1992). Dr. Bhatt earned his B.Pharm. and M.Pharm. degrees from the University of Bombay, India. He also holds M.S. and Ph.D. degrees in Pharmaceutical Chemistry from the University of Kansas.

        Stefan K. F. Schwabe, M.D., Ph.D., has served as our Executive Vice President of Research and Development and Chief Medical Officer since July 2012. Prior to that, Dr. Schwabe served as Chief Operating Officer at DemeRx, a privately-held biotech company, working in the area of addiction. From 2006 through 2010, Dr. Schwabe was the Vice-President for Project Direction for Neurology Projects at Sanofi-Aventis, and from 2004 through 2006, he served as the Executive Director, US Clinical Development and Medical Affairs, Neuroscience for Novartis. From 1998 through 2004, Dr. Schwabe held the position of Global Project Leader—Topamax Neurology (including epilepsy, migraine, neuropathy, and disease modification) for Johnson & Johnson. Prior to that time, Dr. Schwabe held positions as Medical Director, Gabitril & Seroxat in the Health Care Strategy Unit, International Operations for Novo Nordisk, and both International Project Team Leader and International Clinical Team Leader—Trileptal, MHD and Rufinamide for Ciba-Geigy, having begun his career in the pharmaceutical industry at the Human Pharmacology Institute of Ciba-Geigy. Dr. Schwabe received his Bachelor of Science in Chemistry from Florida International University, his M.D. from the Ludwig-Maximilians University in Munich, Germany and his Ph.D./Doctorate from the Department of Clinical Toxicology at the Technical University of Munich, Germany. Dr. Schwabe also served as Chief Resident, Department of Neurology for the Medical College of Wisconsin in Milwaukee, Wisconsin. He received Board Certification in Neurology in 1989 in Germany.

        Victor Vaughn, has served as our Senior Vice President of Sales since January 2013. Prior to that, Mr. Vaughn was a Pharmaceutical Consultant for Mt. Zion Consulting. From 1992 through 2005 Mr. Vaughn led the sales organization at Shire Pharmaceuticals, last serving as Senior Vice-President of Sales. Prior to that time, Mr. Vaughn was a Director, Hospital Sales for Fujisawa and held various positions at SmithKline Beecham, including Associate Director-Management Development. Mr. Vaughn earned his B.S. in Business Administration from East Tennessee State University.

 EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

        The Compensation Committee hired Radford, an independent compensation consulting company, to assist in determining the appropriate levels of compensation for the executives of the Company. Radford was engaged to select and review compensation at peer companies to determine the current compensation for similar officers at those companies. For purposes of the review, compensation includes salary, bonus target percentages and stock compensation.

        Based on recommendations from Radford, the Compensation Committee determined and approved the appropriate levels of salary and bonus for each of the Executives. The Compensation Committee recommended stock option awards for each of the Executives. These awards were reviewed and approved by the Board of Directors.

        Radford did not perform any services to the Company other than the work discussed above. The Company is not aware of any conflicts of interest among the Company, Radford or the Compensation Committee.

Summary Compensation Table

        The following table shows the compensation earned by our named executive officers ("NEOs") during the fiscal years ended December 31, 2013 and December 31, 2012.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jack A. Khattar	2013	$462,938	$1,878,350	$231,750	$15,251	$2,588,289
Chief Executive Officer, President & Secretary	2012	438,524	—	247,766	11,220	697,510
Gregory S. Patrick	2013	308,875	335,420	109,015	15,941	769,251
Vice President, Chief Financial Officer	2012	276,667	—	102,450	13,615	392,732
Padmanabh Bhatt, Ph.D.	2013	314,798	383,337	90,772	14,759	803,666
Senior Vice President, Intellectual Property, Chief Scientific Officer	2012	295,923	—	96,412	13,670	406,005

(1)
Our NEOs will only realize compensation to the extent the market price of our common stock at date of exercise is greater than the exercise price of such stock options. For information regarding assumptions underlying the valuation of equity awards, see Note 11 to our consolidated financial statements included in our Annual Report to Stockholders.

(2)
Amounts represent annual performance bonus compensation earned for the years ended December 31, 2012 and 2013 based on pre-established performance objectives. Annual performance bonus compensation for 2012 and 2013 was paid in early 2013 and early 2014, respectively.

(3)
Amounts include the premium amounts paid by us for life insurance coverage for each NEO, plus the employer matching contributions made on behalf of each NEO to our 401(k) plan along with compensation expense related to participation in the Company's Employee Stock Purchase Program.

Employment Agreement, Offer Letters and Severance Benefits

Jack A. Khattar

        On December 22, 2005, we entered into an Employment Agreement with Mr. Khattar, our President and Chief Executive Officer, providing for his continued employment, effective as of the signing date. This employment agreement provides that Mr. Khattar's employment is at-will and may be terminated by either us or him at any time for any or no reason. Mr. Khattar's base salary was originally set at $359,000 per year, subject to review and increases from time to time by our Board based on Mr. Khattar's and the Company's performance. Mr. Khattar's annual bonus was 50% for 2013, based on achievement of certain performance milestones identified by our Board in consultation with Mr. Khattar. Furthermore, he is eligible to participate in our group benefits programs, including but not limited to, medical insurance, vacation and retirement plans, and will be provided with life insurance and the ability to participate in a 401(k) plan.

        In the event Mr. Khattar is terminated by us without cause, as defined in the employment agreement, or he resigns with good reason, as defined in the employment agreement to include, among other things, any material reduction in base compensation or material diminution in title, duties or responsibilities as President and Chief Executive Officer, Mr. Khattar will be entitled to receive (i) continued payment of his base salary for 18 months, (ii) an amount equal to the most recent annual bonus paid to him which shall be payable over 18 months, and (iii) continuation of his taxable and non-taxable benefits for 18 months, subject to the limits under applicable law. In the event that Mr. Khattar is terminated for cause or he terminates his employment without good reason, Mr. Khattar will not be entitled to the payments and benefits described above, unless mutually agreed upon in writing. Mr. Khattar's employment agreement also includes a non-solicitation covenant and a non-compete covenant for at least one year following the termination of Mr. Khattar's employment.

        On February 29, 2013, we entered into an amended and restated employment agreement with Mr. Khattar effective January 1, 2013. Mr. Khattar's salary for fiscal year 2013 was $463,500, which will remain subject to review and increases from time to time by our Board of Directors based on Mr. Khattar's and the Company's performance. Mr. Khattar's amended and restated employment agreement contains other terms that are identical in all material respects to the terms of Mr. Khattar's previous employment agreement. Effective January 1, 2014, the Compensation Committee approved an increase in Mr. Khattar's annual salary to $486,675.

Other Officers

        Pursuant to the terms of the offer letters with Dr. Bryan and Dr. Bhatt, each is entitled to receive six months of severance pay in connection with a restructuring of the Company that results in the elimination of their respective positions.

Pension Benefits

        Our NEOs did not participate in or have account balances in any qualified or nonqualified defined benefit plans sponsored by us. Our Board of Directors or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.

Deferred Compensation

        Our Chief Executive Officer and one other executive officer participate in the Supernus Supplemental Executive Retirement Plan ("SERP"). The Supernus SERP was established for the sole purpose of receiving funds from a previous SERP and providing a continual deferral program under the Supernus SERP. The Company has not made, and has no plans to make, contributions to the SERP.

Grants of Plan-Based Awards

        During fiscal year ended December 31, 2013, each of our NEOs participated in our performance-based cash incentive plan in which each officer was eligible for the awards set forth in the following table. The following table also sets forth information regarding equity awards granted to our NEOs during the year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
				All Other Options Awards:
						Grant Date Fair Value of Stock and Options Awards(2) ($)
				Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards(1) ($/sh)
Name	Grant Date	Target ($)	Maximum ($)
Jack A. Khattar	2/5/2013	$231,750	$231,750	392,000	7.90	1,878,350
Gregory S. Patrick	2/5/2013	108,150	108,150	70,000	7.90	335,420
Padmanabh Bhatt, Ph.D.	2/5/2013	94,554	94,554	80,000	7.90	383,337

(1)
Amounts represent the closing market price of our common stock on the date of the grant.

(2)
Amounts reflect the aggregate grant date fair value of the awards calculated in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

        The table below sets forth certain information regarding the outstanding equity awards held by our NEOs as of December 31, 2013.

			Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date
Jack A. Khattar	(1)	—	300,000	$7.90	2/5/2023
	(1)	—	92,000	$7.90	2/5/2023
Gregory S. Patrick	(1)	52,500	52,500	$5.88	12/16/2021
	(1)	—	70,000	$7.90	2/5/2023
Padmanabh Bhatt, Ph.D.	(2)	6,250	—	$0.40	1/17/2016
	(3)	6,250	—	$0.40	1/17/2016
	(1)	3,000	—	$0.40	2/13/2017
	(1)	1,875	625	$3.36	2/10/2020
	(1)	23,125	9,375	$2.56	11/2/2020
	(1)	—	80,000	$7.90	2/5/2023

(1)
These stock options vest over four years in four equal installments of 25% each on the first four anniversaries from the date of grant.

(2)
These stock options vested upon the completion of our first clinical trial in humans and was satisfied in 2006.

(3)
These options vested upon the commercial launch of a partnered product which was satisfied in 2006.

(4)
The market value of each equity award is based on the fair market value of per share of our common stock as of the date of grant, as determined in good faith by our Board. For option grants that occurred after our IPO in May 2012, the fair value of the common stock as of the fate of grant as determined based on observable market prices of our common stock.

Option Exercises and Stock Vested

        The table below sets forth certain information regarding options to purchase our common stock that were exercised by our NEOs during 2013.

Option Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)(1)
Jack A. Khattar	—	—
Gregory S. Patrick	—	—
Padmanabh Bhatt, Ph.D.	25,000	176,750

(1)
Amount based on the difference between the exercise price of the options and the closing market price of our common stock on the exercise date.

Potential Payments Upon Termination and Change in Control

        Assuming Mr. Khattar's employment is terminated without cause or he resigns for good reason, or he resigns for good reason after a change of control, each such term as defined in Mr. Khattar's employment agreement, on December 31, 2013, the estimated values of payments and benefits to Mr. Khattar are set forth in the following table. In addition, the following table also sets forth the amounts payable upon a restructuring of Supernus that results in the elimination of Dr. Bryan's or Dr. Bhatt's respective positions assuming the restructuring occurred on December 31, 2013. No other NEOs are contractually entitled to payments upon termination or a change of control.

	Benefit	Termination Upon a Restructuring	Termination Without Cause or Resignation for Good Reason	Resignation for Good Reason After a Change of Control
Jack A. Khattar	Base salary continuation		$695,250	$695,250
	Bonus(1)		231,750	231,750
	Continuation of benefits(2)		24,085	24,085

	Total		$951,085	$951,085

Padmanabh Bhatt, Ph.D.	Severance	$157,590

Jones W. Bryan, Ph.D.	Severance	$128,750

(1)
Amount shown for bonus in connection with a change in control represents the bonus payment Mr. Khattar would have earned based on the assumption that his employment terminated as of the last day of fiscal 2013, in accordance with his employment agreement. The amount set forth in the table reflects the most recent bonus paid to Mr. Khattar under our annual cash incentive plan as of December 31, 2013.

(2)
Amounts shown for continuation of benefits represent estimates for the continuation of health, medical, life and group life insurance benefits afforded to Mr. Khattar and eligible family members in accordance with his employment agreement.

 DIRECTOR COMPENSATION

        Under our director compensation structure for 2014, non-employee directors are entitled to receive the following:

  •
  Annual retainer of $25,000 for non-chairman members and $30,000 for the Chairman, paid annually.

  •
  Annual retainer ranging from $3,750 to $8,000 for service on a committee, and $8,000 to $18,000 for service as the Chairman of a committee.

  •
  An annual stock option grant with a grant date value of approximately $70,000 as determined using the closing price of our stock on the date of grant. This award vests over one year.

        Our employee director receives no compensation for serving as a director.

        The following table sets forth a summary of the compensation we paid to directors in 2013.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)
James Barrett, Ph.D.	$42,000	(2)	$43,095	$85,095
Frederick M. Hudson	43,000	(3)	43,095	86,095
Charles W. Newhall, III	33,000	(4)	43,095	76,095
William A. Nuerge	38,000	(5)	43,095	81,095
John M. Siebert, Ph.D.	33,000	(6)	43,095	76,095

(1)
Amounts represent the grant date fair value of our common stock in accordance with ASC 718.

(2)
As Chairman of the Board, Dr. Barrett received a $30,000 annual retainer and $12,000 for service as Chairman of the Compensation Committee.

(3)
Mr. Hudson received a $25,000 annual retainer and $18,000 for service as Chairman of the Audit Committee.

(4)
Mr. Newhall received $25,000 annual retainer and $8,000 for service as Chairman of the Governance and Nominating Committee.

(5)
Mr. Nuerge received a $25,000 annual retainer and $8,000 for service as a member of the Audit Committee and $5,000 for service as a member of the Compensation Committee.

(6)
Dr. Siebert received a $25,000 annual retainer and $8,000 for service as a member of the Audit Committee.

Stock Option Awards

        For more information regarding stock option awards and restricted stock granted to our NEOs and directors, see the sections entitled "Executive Compensation—Outstanding Equity Awards at Fiscal Year-End" and "Director Compensation."

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T with Ernst & Young, LLP, our independent registered public accounting firm.

        The Audit Committee has received written disclosures from Ernst & Young, LLP required by applicable requirements of the Public Company Accounting Oversight Board which relate to the accountant's independence from us and has discussed with Ernst & Young, LLP their independence from us. The Audit Committee has considered whether the provision of the services provided by Ernst & Young, LLP is compatible with maintaining Ernst & Young, LLP's independence.

        Based on the review and discussions referenced above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

                      Audit Committee:
                      Fredrick M. Hudson, Chair
                      William A Nuerge
                      John M. Siebert, Ph.D.

 PROPOSAL 2

APPROVAL OF THE FLEXIBLE SETTLEMENT FEATURE WITH RESPECT TO FUTURE
POTENTIAL CONVERSIONS OF CONVERTIBLE NOTES

Background and Reason for Seeking Stockholder Approval

        On May 3, 2013, we issued $90.0 million aggregate principal amount of 7.50% Convertible Senior Secured Notes due 2019 (the "Notes") in a private offering to qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933. The offering generated net proceeds of approximately $86.5 million. Aggregate estimated offering expenses in connection with the transaction, including the initial purchasers' discount of $3.2 million, were approximately $3.5 million. We used approximately $19.6 million to repay in full our borrowings under and terminate our then existing secured credit facility. The remainder of the net proceeds have been used and will continue to be used to fund the continuing commercialization of our approved drugs, Oxtellar XR and Trokendi XR. These funds will also be used to continue development of our pipeline products and for other general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general administrative expenses.

        The Notes provide for 7.50% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2013. Interest accrues on the Notes from and including May 3, 2013, and the Notes will mature on May 1, 2019, unless earlier converted, redeemed or repurchased by us.

        The Notes are convertible into shares of our common stock (the "Common Stock") at an initial conversion rate of 188.7059 shares per $1,000 principal amount of Notes, which is equivalent to approximately $5.30 per share. In no event will the conversion rate exceed 221.7294 shares per $1,000 principal amount of Notes without receiving prior approval of the stockholders of the Company. The conversion right began on November 1, 2013. The Notes are our senior secured obligations and (i) rank senior in right of payment to any of the indebtedness that is expressly subordinated in right of payment to the Notes; (ii) rank effectively senior to any of the unsecured indebtedness to the extent of the value of the collateral securing the Notes; (iii) rank equal in right of payment with all of our indebtedness that is not subordinated to the Notes; and (iv) are structurally subordinated to all indebtedness and liabilities, including trade payables, of our existing and future subsidiaries.

        As issued, the conversion of the Notes may only be settled in shares of Common Stock. However, under the terms of the Notes, we will have the option to settle conversions of the Notes in cash, shares of Common Stock, or through any combination of cash and Common Stock, at our election. This option (referred to as "flexible settlement" in this Proxy Statement) is available only if we first obtain stockholder approval in accordance with NASDAQ requirements. As a NASDAQ-listed company, we are subject to NASDAQ Listing Rule 5635(d)(2). This rule requires that we obtain stockholder approval prior to implementing the flexible settlement feature as this feature may have the effect of increasing the conversion rate above 221.7294 shares per $1,000 principal amount of Notes and could result in the issuance of an aggregate amount of Common Stock equal to 20% or more of the Common Stock or voting power outstanding on April 27, 2013, the date the offering of the Notes was priced.

Summary of Terms and Conditions of the Notes

        Below is a summary of the terms and conditions of the Notes. The following summary contains basic information about the Notes and is not a complete description of the Notes. Stockholders should read the indenture, included as Exhibit 4.1 to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on May 9, 2013, for a more detailed account of the terms and conditions of the Notes. Copies of these documents also are available from us upon request.

        Maturity; Interest.    The Notes will mature on May 1, 2019, unless earlier converted, redeemed, or purchased by us. The Notes bear interest at a rate of 7.50% per annum, payable semi-annually in arrears, commencing on November 1, 2013.

        Ranking.    All payments due under the Notes are our senior secured obligations and (i) rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes; (ii) rank effectively senior to any of our unsecured indebtedness to the extent of the value of the collateral securing the Notes; (iii) rank equal in right of payment with all of our indebtedness that is not subordinated to the Notes; and (iv) are structurally subordinated to all indebtedness and liabilities, including trade payables, of our existing and future subsidiaries.

        Collateral.    The Notes are secured by a first-priority lien, other than customary permitted liens, on substantially all of our domestic subsidiaries' assets, whether now owned or hereafter acquired, including license agreements, general intangibles, accounts, instruments, investment property, intellectual property and any proceeds of the foregoing. The indenture governing the Notes restricts our ability to make investments in, including transfers of our assets that constitute collateral securing the Notes, our existing and future foreign subsidiaries.

        Conversion Right.    Upon conversion of a Note, if we have not received stockholder approval, a holder of Notes may surrender all or a portion of its Notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date and we will deliver for each $1,000 principal amount of converted Notes a number of shares of Common Stock equal to the conversion rate, together with a cash payment in lieu of any fractional shares of Common Stock issuable upon conversion. If we obtain stockholder approval of this proposal, (i) on and after such date of approval and prior to the close of business on the business day immediately preceding November 1, 2018, a holder of Notes may convert all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, only if one or more of the following conditions has been satisfied:

  •
  if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, the last reported sale price of our Common Stock exceeds the conversion price on each such trading day;

  •
  during the five consecutive business day period immediately following any five consecutive trading day period (the "Measurement Period"), in which, for each trading day of that Measurement Period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of our Common Stock on such trading day and the applicable conversion rate on such trading day;

  •
  upon the occurrence of specified corporate transactions; or

  •
  if we call the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; and (ii) on and after November 1, 2018, a holder of Notes may convert all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, at any time prior to the close of business on the business day immediately preceding the maturity date, regardless of the foregoing circumstances.

        Interest Make-Whole Payment.    Since November 1, 2013, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, the last reported sale price of our Common Stock exceeds the conversion price on each such trading day, we will, in certain circumstances, make an interest make-whole payment to converting holders equal to the sum of the present value of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding until May 1, 2017 computed using a discount rate equal to 2%. We may pay an interest make-whole payment either in cash or in Common Stock, at its election. If we elect to pay an interest make-whole payment in Common Stock, then the stock will be valued at 95% of the simple average of the daily volume-weighted average price ("VWAP") per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date. Notwithstanding the foregoing, the number of shares we may deliver in connection with an interest make-whole payment will not exceed 221.7294 shares per $1,000 principal amount of Notes, subject to adjustment. If, pursuant to its election to deliver Common Stock in connection with the payment of the interest make-whole amount, we would be required to deliver a number of shares of Common Stock in excess of such threshold, we would deliver cash in lieu of shares otherwise deliverable upon conversions in excess thereof (based on the simple average of the daily VWAP for the 10 trading days ending on and including the trading day immediately preceding the conversion date).

        Conversion Settlement.    Upon conversion of a Note, if we have not received stockholder approval of this proposal, we will deliver for each $1,000 principal amount of converted Notes a number of shares of Common Stock equal to the conversion rate (and cash in lieu of fractional shares) and an interest make-whole payment, if applicable. If we receive stockholder approval of this proposal, however, we will settle conversions of Notes through payment or delivery, as the case may be, of cash, shares of Common Stock or a combination thereof, at our election, and an interest make-whole payment, if applicable. If we have received stockholder approval of this proposal and we elect to settle conversions through the payment of cash or payment or delivery of a combination of cash and shares, its conversion obligation will be based on the volume weighted average prices of its Common Stock for each VWAP trading day in a 40 VWAP trading day observation period.

        Obligation to Purchase.    If we undergo a "fundamental change", subject to certain conditions, a holder will have the option to require us to purchase all or a portion of the Notes for cash. The fundamental change purchase price will equal 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. A fundamental change shall be deemed to have occurred when any of the following events occurs:

  •
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our Common Stock representing more than 50% of the voting power of our Common Stock;

  •
  the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) pursuant to which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets; (ii) any share exchange, consolidation, merger or similar event involving us pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our consolidated assets and our subsidiaries, taken as a whole, to any person other than one or more of the Company's wholly owned subsidiaries;

  •
  our then existing Directors cease to constitute at least a majority of the Board of Directors;

  •
  the holders of the Common Stock approve any plan or proposal for our liquidation or dissolution; or

  •
  the Common Stock ceases to be listed or admitted for trading on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (a "Permitted Exchange"), or the announcement by any Permitted Exchange on which the Common Stock is then listed or admitted for trading that the Common Stock will no longer be so listed or admitted for trading, unless the Common Stock has been accepted for listing or admitted for trading on another Permitted Exchange.

        Optional Redemption.    We may not redeem the Notes prior to May 1, 2017. On or after May 1, 2017, at our option, we may redeem for cash all, but not less than all, of the Notes if the last reported sale price of its Common Stock equals or exceeds 140% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date on which we deliver written notice of the redemption. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No "sinking fund" is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically. In addition, if we call the Notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, we will, in certain circumstances, increase the conversion rate for holders who convert their Notes in connection with such make-whole fundamental change.

Reason for Stockholder Approval

        The Board of Directors believes the flexible settlement feature will benefit our stockholders by providing us with financial flexibility in the conversion of the Notes. This flexibility will allow us to use the settlement method that is in our best interests and the best interests of our stockholders at the time of conversion, issuing shares of Common Stock if appropriate or instead using cash to reduce dilution of existing stockholders.

        We will neither incur any penalties under the Notes nor will we be unable to meet our financial obligations due under the Notes should the stockholders not approve the flexible settlement feature. That said, shareholder approval is required should we wish to implement the flexible settlement feature which the Board of Directors wish to do through this Proxy Statement.

        The Board of Directors recommends a vote "FOR" approval of the flexible settlement feature for the potential future conversions of the Notes.

 PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE
2012 EQUITY INCENTIVE PLAN

        The Board of Directors adopted the 2012 Equity Incentive Plan ("2012 Plan") to encourage and enable selected directors, officers, employees and consultants to acquire a proprietary interest in Supernus through the ownership, directly or indirectly, of our common stock. The 2012 Plan, as initially approved by stockholders, reserved 2,500,000 shares of our common stock for issuance pursuant to 2012 Plan awards. As of March 14, 2014, 762,258 shares of common stock having a market value of $7.7 million remained available for issuance under future 2012 Plan awards. The Board of Directors believes it is in our best interests to increase the number of shares available under the 2012 Plan in order for us to continue to attract and retain highly qualified directors, officers, employees and consultants.

        Subject to the approval of our stockholders, the Board of Directors has adopted an amendment to the 2012 Plan to increase the number of shares of our common stock reserved for issuance under the 2012 Plan by 1,500,000 to 4,000,000. A copy of the 2012 Plan, as amended, is included as Appendix B to this Proxy Statement. The material terms of the 2012 Plan are described below.

Share Reserve

        2,500,000 shares of common stock are currently reserved for delivery under awards granted pursuant to our 2012 Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Under the 2012 Plan, the number of shares available for grant is determined net of shares of common stock withheld by Supernus in payment of the exercise price of the award or in satisfaction of tax withholding requirements with respect to the award, and without reduction for any shares of common stock underlying awards that are settled in cash, that expire or become unexercisable without having been exercised, or that are forfeited to or repurchased by Supernus for cash.

Administration

        The 2012 Plan is presently administered by the Compensation Committee of our Board of Directors.

Eligibility

        Key employees and directors of, and consultants and advisors to, Supernus and its affiliates are eligible to participate in the 2012 Plan, but only such persons as selected by the administrator become participants.

Types of Awards

        The types of awards that are available for grant under the 2012 Plan are:

  •
  stock options (incentive stock options and non-qualified stock options);

  •
  stock appreciation rights;

  •
  restricted stock;

  •
  unrestricted stock;

  •
  stock units, including restricted stock units;

  •
  performance awards;

  •
  cash awards; and

  •
  other awards that are convertible into or otherwise based on stock.

Transferability

        Under the 2012 Plan, neither incentive stock options nor, except as the administrator otherwise expressly provides, other awards are permitted to be transferred other than by will or by the laws of descent and distribution. The administrator may permit awards other than incentive stock options to be transferred by gift, subject to such limitations as the administrator may impose.

Performance Criteria

        The 2012 Plan provides that grants of performance awards will be made subject to the achievement of "performance criteria" over a performance period, which may be one or more periods as established by the administrator. For purposes of awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a performance criterion means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the administrator may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

Corporate Transactions

        In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of our assets or a dissolution or liquidation of Supernus, the administrator may, among other things, provide for continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the cash-out of awards for an amount equal to the difference between their fair market value and their exercise price (if any) or for the accelerated vesting or delivery of shares under awards, in each case on such terms and with such restrictions as it deems appropriate. Except as otherwise provided in an award agreement, awards not assumed will terminate upon the consummation of such corporate transaction.

Adjustment

        In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 2012 Plan and the individual limits included in the 2012 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. The administrator may also make the types of adjustments described above to take into account events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the 2012 Plan and to preserve the value of awards.

Term

        No awards will be made after the 10th anniversary of the 2012 Plan's adoption, but previously granted awards will be permitted to continue beyond that date in accordance with their terms. The term of each award may not exceed 10 years.

Amendment or Termination

        The administrator may at any time or times amend the 2012 Plan or any outstanding award for any purpose, subject to stockholder approval where such approval is required by applicable law, and may at any time terminate the 2012 Plan as to any future grants of awards, except that, unless otherwise expressly provided in the 2012 Plan, the administrator may not, without the participant's consent, alter the terms of an award so as to affect materially and adversely the participant's rights under the award, unless the administrator expressly reserved the right to do so at the time the award was granted.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information as of December 31, 2013

	Number of securities to be issued upon exercise of Outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in the first column(2)
Plan category
Equity compensation plans approved by security holders	1,463,043	$7.27	1,380,543
Equity compensation plans not approved by security holders	—	$—	—

Total	1,463,043	$7.27	1,380,543

(1)
The securities that may be issued are shares of our Common Stock issuable upon exercise of outstanding stock options.

(2)
The securities that remain available for future issuance are issuable pursuant to the 2012 Equity Incentive Plan.

        The Board of Directors deems the above proposal to be in our best interests and recommends a vote "FOR" the amendment to the 2012 Equity Incentive Plan.

 PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE
2012 EMPLOYEE STOCK PURCHASE PLAN

        The Board of Directors adopted the 2012 Employee Stock Purchase Plan ("ESPP") to permit our eligible employees to purchase discounted shares of our common stock, subject to certain conditions. The ESPP, as initially approved by stockholders, reserved 250,000 shares of our common stock for sale. As of March 14, 2014, 131,903 shares of common stock having a market value of $1.3 million remained available for sale under the ESPP. The Board of Directors believes it is in our best interests to increase the number of shares available under the ESPP in order for eligible employees to purchase additional shares of our common stock.

        Subject to the approval of our stockholders, the Board of Directors has adopted an amendment to the ESPP to increase the number of shares of our common stock reserved for sale under the ESPP by 250,000 to 500,000. A copy of the ESPP, as amended, is included as Appendix C to this Proxy Statement. The material terms of the ESPP are described below.

Share Reserve

        Up to 250,000 shares of common stock are reserved for sale under the ESPP. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

Administration

        The ESPP is presently administered by the Compensation Committee of our Board of Directors.

Eligibility

        Each employee of Supernus and its designated subsidiaries that is employed on an applicable enrollment deadline are entitled to participate, other than an employee that owns or is deemed to own 5% or more of the total combined voting power or value of all classes of our stock or our subsidiaries. In addition, no employee will be granted an option under the ESPP that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of Supernus and its subsidiaries to accrue at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) in fair market value of such stock (determined at the time the option is granted) for any calendar year during which any such option granted to such employee is outstanding at any time.

Method of Participation

        The periods of January 1 to June 30 and July 1 to December 31 of each year will generally be the "option periods" under the ESPP. However, the first option period will commence on such date, on or after an effective Form S-8 registration statement has been filed for the ESPP, as the board of directors may specify, and will end on the first June 30 or December 31 to follow such commencement by not less than six months. Generally, each eligible employee that has elected to participate in the ESPP not later than the enrollment deadline (as prescribed by the board of directors) prior to the beginning of an applicable option period will become a participant in the ESPP. Each participating employee will authorize Supernus to make after-tax payroll deductions equal to a whole percentage between 2% and 20% of his or her compensation, and such deduction rate will not be permitted to be changed during an option period unless the participant cancels his or her option entirely. The aggregate amount of a participant's payroll deductions during the option period will be credited to a non-interest bearing bookkeeping account.

Grant and Exercise of Options

        Only options to purchase common stock of Supernus will be issuable under the ESPP. On the first day of each option period, each participant will be granted an option to purchase the whole number (disregarding any fractional share amount) of shares of common stock equal to (i) the balance credited to the participant's withholding account (but generally subject to a limit of $12,500 or such other amount as the board of directors imposes) on the last day of the option period divided by (ii) 85% of the lesser of the fair market value of a share stock on (a) the first day of the option period or (b) the last day of the option period. If an employee is a participant in the ESPP on the last day of an option period, he or she will be deemed to have exercised the option granted to him or her for that option period, and the number of shares of common stock described in the preceding sentence will generally be delivered to him or her as soon as practicable thereafter.

Termination of Employment

        Upon the termination of a participant's employment with Supernus for any reason, he or she will cease to be a participant, any option held by him or her under the ESPP will be deemed canceled, the balance of his or her withholding account will be returned to the participant (or his or her estate or designated beneficiary in the event of the participant's death), and he or she will have no further rights under the ESPP.

Transfer

        Each participant's rights and privileges under any option granted under the ESPP will be exercisable during the participant's lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner.

Corporate Transactions

        In the event of a sale of all or substantially all of our common stock or a sale of all or substantially all of our assets, or a merger or similar transaction in which Supernus is not the surviving corporation or which results in the acquisition of Supernus by another person, the Board of Directors in its sole discretion may (but need not) provide that each outstanding option will be assumed or a substitute option granted by the acquiror or successor corporation or a parent or subsidiary of the acquiror or successor corporation; cancel each option and return the balances in participants' withholding accounts to the participants; or end the option period on or before the date of the proposed sale or merger.

Adjustment

        In the event of any change in the outstanding common stock of Supernus by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the ESPP, the number and type of shares under options granted but not exercised, the maximum number and type of shares purchasable under an option, and the option price will generally be appropriately adjusted.

Amendment or Termination

        Supernus will generally be permitted to suspend or terminate the ESPP at any time, or at any time or times to amend the ESPP to any extent and in any manner it may deem advisable, in each case by vote of the Board of Directors. In connection therewith, the Board of Directors may either cancel outstanding options or continue them and provide that they will be exercisable either at the end of the applicable option period or on such earlier date as the Board of Directors may specify.

        The Board of Directors deems the above proposal to be in our best interests and recommends a vote "FOR" the amendment to the 2012 Employee Stock Purchase Plan.

 PROPOSAL 5
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young, LLP as our independent registered public accounting firm ("IRPA Firm") for the fiscal year ending December 31, 2014. The IRPA Firm has served as our independent auditors since 2007, when our Board of Directors approved the engagement of Ernst & Young, LLP as our IRPA Firm. The IRPA Firm is considered by management to be well qualified.

        Appointment of the IRPA Firm is not required to be submitted to a vote of our stockholders for ratification. However, the Board of Directors has determined that the matter should be presented to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the IRPA Firm and may retain that firm or another without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different IRPA Firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

        A representative from the IRPA Firm is expected to attend the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

        The following table sets forth the aggregate fees for services rendered to us by the IRPA Firm for the years ended December 31, 2013 and 2012.

	2013	2012
Audit fees	$474,000	$358,000
Audit-related fees	125,751	529,325
Tax fees	14,000	92,500
All other fees	—	—

Total	$613,751	$979,825

        Audit Fees:    These amounts include fees for professional services rendered in auditing our financial statements set forth in our Forms 10-K for the years ended December 31, 2013 and 2012 year-end audit and the reviews of our quarterly financial statements set forth in our Forms 10-Q in 2013 and 2012.

        Audit-Related Fees:    These amounts consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These fees were for professional services incurred in connection with the comfort letter on the Convertible Note Offering, accounting consultations and consultation regarding financial accounting and reporting standards.

        Tax Fees:    These amounts consisted of fees for services including assistance with tax compliance and the preparation of tax returns and tax consultation services.

        The Audit Committee has considered and determined that the non-audit services provided by the IRPA Firm in 2013 and 2012 are compatible with maintaining the auditor's independence, as these fees primarily related to services associated with our Convertible Note Offering that occurred in 2013 and our initial public offering and our follow-on offering, both of which occurred during 2012.

        All of the audit and audit-related services provided by Ernst & Young, LLP described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by Supernus' independent auditors, to the extent that rule was applicable during fiscal year 2013. On an ongoing basis, management will communicate specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee will review these requests and advise management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors will report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

        The Board of Directors recommends a vote "FOR" the ratification of the selection of Ernst & Young, LLP as our independent public accounting firm for the year ending December 31, 2014.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10 percent of a registered class of Supernus' equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        During 2013, there were no late Form 3 and no late Form 4 filings. In making these disclosures, we have relied on written representations of our directors and executive officers and copies of reports that we have filed on their behalf with the SEC.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

        Stockholders intending to submit proposals (other than a director nomination) to be included in our proxy statement for the annual meeting of stockholders to be held in 2015 must send their proposals to the Secretary of Supernus at 1550 East Gude Drive, Rockville, MD 20850 no later than November 28, 2014. Such proposals must relate to matters appropriate for stockholder action and be consistent with the SEC's rules and regulations regarding the inclusion of shareholder proposals in our proxy materials set forth in Rule 14a-8. With respect to director nominations, stockholders should refer to page 9 of this Proxy Statement.

        Stockholders intending to present proposals at our 2015 annual meeting, and not intending to have such proposals included in our 2015 proxy statement, must send their written proposal to the Secretary of Supernus at 1550 East Gude Drive, Rockville, MD 20850 no earlier than January 22, 2015 and no later than February 21, 2015 and such written proposal must be in accordance with the requirements set forth in our Amended and Restated Bylaws. If notification of a stockholder proposal is not received by the above date, we may vote, in our discretion, any and all of the proxies received in that solicitation.

ANNUAL REPORT

        Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2013), accompanies this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

 LIST OF APPENDICES

Appendix
Compensation Committee Charter, as Amended effective July 1, 2013	A
Amended and Restated 2012 Equity Incentive Plan	B
Amended and Restated 2012 Employee Stock Purchase Plan	C
Proxy Card	D

 APPENDIX A

Compensation Committee Charter

Statement of Purpose

        The purpose of the Compensation Committee (the "Committee") is to oversee the Company's compensation philosophy generally; seek to ensure that compensation decisions both represent sound fiscal policy as well as enable the Company to attract and motivate qualified personnel; and advise the Board of Directors (the "Board") on, and facilitate the Board's oversight of, the compensation of the Board, the Company's Chief Executive Officer ("CEO") and the other executive officers of the Company.

Organization

        The Committee shall be comprised of at least three members of the Board who shall satisfy the independence requirements of The NASDAQ Stock Market and be appointed by the Board on the recommendation of the Governance and Nominating Committee. In addition, each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Board may remove members of the Committee from such Committee, with or without cause.

Duties and Responsibilities

        The following functions shall be the recurring activities of the Committee in carrying out its responsibilities. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

  1.
  Executive Officer Compensation.    The Committee shall review and approve corporate goals and objectives relevant to executive officer compensation and shall evaluate the performance of executive officers in light of those goals and objectives. Based on this evaluation, the Committee shall review and approve, or recommend for approval by the independent directors (as directed by the Board), executive officer compensation, including salary, bonus and incentive compensation, deferred compensation, perquisites, equity compensation, benefits provided upon retirement, severance or other termination of employment, and any other forms of executive compensation.

  2.
  CEO Compensation.    The Committee shall annually review and approve, or recommend for approval by the independent directors (as directed by the Board), the CEO's compensation based on the Committee's evaluation of the CEO's performance. The Committee will deliberate and vote on the CEO's compensation outside the presence of the CEO.

  3.
  Plan Recommendations and Approvals.    The Committee shall make recommendations to the Board regarding the adoption of new incentive compensation plans and equity-based plans, as well as the Company's 401(k) plan, and administer the Company's existing incentive compensation plans and equity-based plans, including reviewing and approving stock option grants and any outside valuations of the common stock of the Company underlying such grants. To the extent permitted by applicable law and the provisions of a specific equity-based plan, the Committee may delegate to one or more executive officers of the Company the power to grant options or other equity awards, and amend the terms of such awards, pursuant to such equity based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company, such power to be limited to the parameters set forth in the applicable resolutions adopted by the Compensation Committee.

  4.
  Director Compensation.    The Committee shall make recommendations to the Board regarding compensation of members of the Board and Board committees.

  5.
  Filings.    The Committee shall:

  a.
  review and discuss with Company management the compensation discussion and analysis required by applicable rules and regulations to be included in the Company's filings with the Securities and Exchange Commission and, based on such review and discussion, in the case of compensation discussion and analysis proposed to be included in the Company's annual proxy statement or annual report on Form 10-K, recommend to the Board of Directors whether the compensation discussion and analysis should be included in such proxy statement or annual report; and

  b.
  prepare an annual compensation committee report for inclusion in the Company's annual proxy statement as required by applicable rules and regulations.

  6.
  Succession Planning.    The Committee shall oversee the maintenance, and presentation to the Board, of management's plans for succession to senior management positions in the Company, including the position of CEO.

  7.
  Generally.    The Committee shall review such other matters as the Board or the Committee shall deem appropriate.

Procedures and Administration

  1.
  Meetings.    The Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. The Committee shall report regularly to the Board on its activities.

  2.
  Action.    Action may be taken by the Committee (or any subcommittee of the Committee) upon the affirmative vote of a majority of the members of the Committee (or subcommittee). Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing.

  3.
  Notice.    Any member of the Committee may call a meeting of the Committee upon due notice to each member at least twenty-four hours prior to the meeting (provided that participation in any meeting shall be deemed to constitute waiver of any deficiency on such notice).

  4.
  Charter.    The Committee will review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval on an annual basis.

  5.
  Independent Advisors.    The Committee may, in its sole authority and discretion, as it deems necessary, retain and obtain the advice of, set compensation and retention terms for, and terminate a compensation consultant, independent legal counsel or other adviser and shall be directly responsible for the oversight of the work of any compensation consultant, independent legal counsel or other adviser retained by the Committee to assist it in the performance of its duties. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, independent legal counsel or any other adviser retained by the compensation committee. The Committee may select a compensation consultant, legal counsel or other adviser to the compensation committee only after taking into consideration all factors relevant to that person's independence from management, as well as any other factors required by applicable Securities Exchange Act of 1934 and/or NASDAQ Stock Market rules, including the following: (i) the provision of other services to the Company by the person or entity that employs the compensation consultant, legal counsel or other adviser; (ii) the amount of fees received from the Company by the person or entity that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser; (iii) the policies and procedures of the person or entity that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the compensation committee; (v) any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and (vi) any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person or entity employing the adviser with an executive officer of the Company. The Committee is required only to consider the enumerated independence factors before selecting, or receiving advice from, a compensation adviser and may select, or receive advice from, any compensation adviser its prefers, including ones that are not independent, after considering the six independence factors outlined above. The Committee is not required to implement or act consistently with the advice or recommendations of the compensation consultant, legal counsel or other adviser to the Committee.

  6.
  Sub-Committees.    The Committee shall have the authority to delegate to subcommittees of the Committee any responsibilities of the full Committee.

  7.
  Expenses.    The Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  8.
  Committee Self-evaluation.    The Committee shall review its performance against the requirements of this Charter annually and shall report to the Board on the results of such evaluation. The Committee's performance evaluation shall be conducted in such manner as the Committee deems appropriate.

 APPENDIX B

SUPERNUS PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2012 EQUITY INCENTIVE PLAN

1.     DEFINED TERMS

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.     PURPOSE

        The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.     ADMINISTRATION

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.     LIMITS ON AWARDS UNDER THE PLAN

        (a)    Number of Shares.    The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 4,000,000. Up to the total number of shares of Stock available for awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) shall be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of the preceding sentences, the number of shares of Stock delivered in satisfaction of Awards is to be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award and, for the avoidance of doubt, without including any shares of Stock underlying Awards that are settled in cash, that otherwise expire or become unexercisable without having been exercised or that are forfeited to or repurchased by the Company for cash. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

        (b)    Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

        (c)    Section 162(m) Limits.    The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 300,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 300,000 shares. The maximum amount payable to any person in any year under Cash Awards will be USD $400,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company and its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.     RULES APPLICABLE TO AWARDS

        (a)    All Awards.

          (1)    Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant shall be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

          (2)    Term of Plan.    No Awards may be made after April 2, 2022, but previously granted Awards may continue beyond that date in accordance with their terms.

          (3)    Transferability.    Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

          (4)    Vesting, etc.    The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant's Employment ceases:

            (A)  Immediately upon the cessation of the Participant's Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited.

            (B)  Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such

    Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

            (C)  All Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death or permanent disability (as determined by the Administrator), to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or permanent disability, as applicable, or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

            (D)  All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant's Employment to be terminated for Cause.

          (5)    Competing Activity.    The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the applicable Award agreement and the Plan, or if the Participant breaches any agreement with the Company or an Affiliate with respect to non-competition, non-solicitation or confidentiality, or to the extent disgorgement or forfeiture of the Award or any amounts received under the Award is required under a policy of the Company or any successor, or its or their subsidiaries, adopted to comply with applicable requirements of law (including Section 10D of the Securities Exchange Act of 1934, as amended) or of any applicable stock exchange.

          (6)    Taxes.    The delivery, vesting and retention of Stock under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

          (7)    Dividend Equivalents, Etc.    The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A.

          (8)    Rights Limited.    Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

          (9)    Section 162(m).

            (A)  Awards Intended to Qualify for Performance-Based Compensation Exception.    This Section 6(a)(9)(A) applies to any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m). In the case of any Performance Award to which this Section 6(a)(9)(A) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive.

            (B)  Certain Transition Awards.    Awards intended to be exempt from the limitations of Section 162(m) shall not be required to comply with the provisions of Section 6(a)(9)(A) if and to the extent they are eligible (as determined by the Administrator) for exemption from such limitations by reason of the post-initial public offering transition relief in Section 1.162-27(f) of the Treasury Regulations.

          (10)    Coordination with Other Plans.    Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

          (11)    Section 409A.    Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

          (12)    Certain Requirements of Corporate Law.    Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

          (13)    Fair Market Value.    In determining the fair market value of any share of Stock under the Plan, the Administrator shall make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

        (b)    Awards Requiring Exercise

          (1)    Time And Manner Of Exercise.    Unless the Administrator expressly provides otherwise, each Stock Option or SAR will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

          (2)    Exercise Price.    The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than with stockholder approval.

          (3)    Payment Of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of unrestricted shares of Stock that have a fair market value equal to the exercise price, subject to such minimum holding period requirements, if any, as the Administrator may prescribe, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

          (4)    Maximum Term.    Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above).

7.     EFFECT OF CERTAIN TRANSACTIONS

        (a)    Mergers, etc.    Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

          (1)    Assumption or Substitution.    If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

          (2)    Cash-Out of Awards.    Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a "cash-out"), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

          (3)    Acceleration of Certain Awards.    Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that each Award requiring exercise will become exercisable in full or in part and/or that the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction with respect to the portion of the Award so accelerated.

          (4)    Termination of Awards Upon Consummation of Covered Transaction.    Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above, and (ii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

          (5)    Additional Limitations.    Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

        (b)    Changes in and Distributions With Respect to Stock

          (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2)    Certain Other Adjustments.    The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

          (3)    Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable state or foreign securities laws. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.     AMENDMENT AND TERMINATION

        The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect materially and adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.   OTHER COMPENSATION ARRANGEMENTS

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.   MISCELLANEOUS

        (a)    Waiver of Jury Trial.    By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

        (b)    Limitation of Liability.    Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

12.   ESTABLISHMENT OF SUB-PLANS

        The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator's discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13.   GOVERNING LAW

        Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

 EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator":    The Board, except that the Board may delegate its authority under the Plan to a committee of the Board (or one or more members of the Board), in which case references herein to the Board will refer to such committee (or members of the Board). The Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation.

        "Affiliate":    Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

        "Award":    Any or a combination of the following:

            (i)  Stock Options.

           (ii)  SARs.

          (iii)  Restricted Stock.

          (iv)  Unrestricted Stock.

           (v)  Stock Units, including Restricted Stock Units.

          (vi)  Performance Awards.

         (vii)  Cash Awards.

        (viii)  Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

        "Board":    The Board of Directors of the Company.

        "Cash Award":    An Award denominated in cash.

        "Cause":    In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of "Cause," the definition set forth in such agreement will apply with respect to such Participant under the Plan. In the case of any other Participant, "Cause" will mean (i) substantial or intentional misconduct that is materially injurious to the Company or an Affiliate, or (ii) the commission by the Participant of an act of embezzlement, fraud or other crime of dishonesty (iii) deliberate disregard of the rules or policies of the Company or an Affiliate which results in material economic loss, damage or injury to the Company or an Affiliate; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company or an Affiliate or any third party who has a business relationship with the Company or an Affiliate or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company or an Affiliate; (v) the commission of any act which induces, or reasonably could be expected to induce, any customer or prospective customer of the Company or an Affiliate to break a contract with the Company or an Affiliate or to decline to do business with the Company or an Affiliate; (vi) the commission of (A) a felony or (B) other crime involving any financial impropriety or moral turpitude

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or which would materially interfere with the Participant's ability to perform his or services for the Company or an Affiliate or otherwise would be injurious to the Company or an Affiliate; or (vii) the failure to perform in a material respect his or her employment (or other service) obligations (including, without limitation, the duties and responsibilities of the Participant's position) without proper cause (as determined by the Administrator in its sole discretion).

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Company":    Supernus Pharmaceuticals, Inc.

        "Covered Transaction":    Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

        "Employee":    Any person who is employed by the Company or an Affiliate.

        "Employment":    A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of "Affiliate" above, in construing the provisions of any Award relating to the payment of "nonqualified deferred compensation" (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a "separation from service" (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a "separation from service" has occurred. Any such written election shall be deemed a part of the Plan.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a NQSO unless, as of the date of grant, it is expressly designated as an ISO.

        "NQSO":    A Stock Option that is not intended to be an "incentive stock option" within the meaning of Section 422.

        "Participant":    A person who is granted an Award under the Plan.

        "Performance Award":    An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

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        "Performance Criteria":    Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

        "Plan":    The Supernus Pharmaceuticals, Inc. Amended and Restated 2012 Equity Incentive Plan as from time to time amended and in effect.

        "Restricted Stock":    Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

        "Restricted Stock Unit":    A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

        "SAR":    A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

        "Section 409A":    Section 409A of the Code.

        "Section 422":    Section 422 of the Code.

        "Section 162(m)":    Section 162(m) of the Code.

        "Stock":    Common Stock of the Company, par value $0.001 per share.

        "Stock Option":    An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

        "Stock Unit":    An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

        "Unrestricted Stock":    Stock not subject to any restrictions under the terms of the Award.

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 APPENDIX C

SUPERNUS PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2012 EMPLOYEE STOCK PURCHASE PLAN

        SECTION 1.    PURPOSE OF PLAN

        The Supernus Pharmaceuticals, Inc. Amended and Restated 2012 Employee Stock Purchase Plan (the "Plan") is intended to enable eligible employees of Supernus Pharmaceuticals, Inc. ("Supernus") and such of its Subsidiaries as the Board of Directors of Supernus (the "Board") may from time to time designate (Supernus and such Subsidiaries being hereinafter referred to as the "Company") to use payroll deductions to purchase shares of common stock, $0.001 par value of Supernus (such common stock being hereafter referred to as "Stock"), and thereby acquire an interest in the future of Supernus. For purposes of the Plan, a "Subsidiary" is any corporation that would be treated as a subsidiary of Supernus under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to qualify under Section 423 of the Code and will be construed accordingly.

        SECTION 2.    OPTIONS TO PURCHASE STOCK

        Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees") shall be 500,000 shares.

        The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine.

        If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased Stock subject to such Option shall again be available for sale pursuant to the exercise of Options under the Plan.

        SECTION 3.    ELIGIBLE EMPLOYEES

        Subject to the exceptions and limitations set forth below, each individual who is an Employee on the Enrollment Deadline (as defined in Section 4 below) for an Option Period will be eligible to participate in the Plan for such Option Period.

          (a)   Any Employee who immediately after the grant of an Option would own (or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Supernus or of its parent or subsidiary corporation, each as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

          (b)   No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of Supernus and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) in fair market value of such stock (determined at the time the Option is granted) for any calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

        SECTION 4.    METHOD OF PARTICIPATION

        The periods January 1 to June 30 and July 1 to December 31 of each year will be termed "Option Periods"; provided, that the first Option Period under the Plan will commence on such date, on or after an effective Form S-8 registration statement has been filed for the plan, as the Board may specify and will end on the first June 30 or December 31, as the case may be, that follows such commencement date by not less than six months. Except as provided in Section 12, each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, by such deadline prior thereto as the Board may specify (the "Enrollment Deadline"), a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

        SECTION 5.    PAYROLL DEDUCTION

        Each payroll deduction authorization will request withholding at a whole percentage not less than 2% nor more than 20% of Compensation per payroll period (or such other range as determined by the Board) for the applicable Option Period. For purposes of the Plan and except as otherwise determined by the Board in a manner consistent with Section 423 of the Code for any Option Period, "Compensation" means and includes the items of remuneration subject to deferral under the Company's 401(k) or similar tax-benefited savings plan. Withholding will be accomplished by means of payroll deductions from payroll periods ending in the Option Period. A Participant may not change his withholding rate during an Option Period, except as provided in Section 12. A Participant may change his or her withholding rate for subsequent Option Periods by filing a new payroll deduction authorization with the Company on or before the Enrollment Deadline for the Option Period for which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account maintained in the Participant's name on the books of the Company. Amounts credited to the withholding account will not be required to be set aside in trust or otherwise segregated from the Company's general assets.

        SECTION 6.    GRANT OF OPTIONS

        Each person who is a Participant on the first day of an Option Period will be granted, subject to Section 3 above, as of such day and for such Period, an Option entitling the Participant to acquire shares of Stock equal to the lesser of (a) and (b), where

          (a)   is the whole number (disregarding any fractional share amount) determined by dividing (i) the balance credited to the Participant's withholding account on the Exercise Date (as defined below), by (ii) the purchase price per share of the Stock determined under Section 7, and

          (b)   is the whole number (disregarding any fractional share amount) determined by dividing $12,500 (or such other limit as the Board may impose prior to the commencement of the Option Period) by the fair market value of one share of Stock on the first day of such Option Period or such other whole number of shares of Stock as may be determined by the Board prior to the beginning of such Option Period.

        The Board will reduce, on a substantially proportionate basis, the number of shares of Stock purchasable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is insufficient. Option grants under this Section 6 will be automatic and need not be separately documented.

        SECTION 7.    PURCHASE PRICE

        The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock on (a) the date of grant of the Option or (b) the date on which the Option is deemed exercised, whichever is less. If the shares of Stock are traded on a national exchange (including the NASDAQ Global Market) or trading system, the fair market value for any day will mean the reported closing price of the Stock for such day; provided, that if such day is not a trading day, fair market value will mean the reported closing price of the Stock for the next preceding day which is a trading day. If the shares of Stock are not traded on an exchange or trading system, the fair market value of such Stock on such date will be established in a manner determined in good faith by the Board.

        SECTION 8.    EXERCISE OF OPTIONS

        If any Employee is a Participant in the Plan on the last day of an Option Period (the "Exercise Date"), he or she will be deemed to have exercised the Option granted to him or her for that Period. Upon such exercise, the Company will apply the balance of the Participant's withholding account (and/or, in the case of a Participant paying in full or in part by check, the amount of the check) to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter will evidence the transfer of shares or will deliver the shares to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued; provided, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the withholding account and carried over to the next Option Period.

        Notwithstanding anything herein to the contrary, the Company's obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

        SECTION 10.    INTEREST

        No interest will be payable on withholding accounts.

        SECTION 11.    TAXES

        Payroll deductions are made on an after-tax basis. If the Company determines that the exercise of an Option or the disposition of shares following the exercise of an Option could result in employment tax liability, the Company will, as a condition of exercise, make such provision as it deems necessary to provide for the remittance by the Participant of employment taxes required to be paid in connection with such exercise or disposition of shares.

        SECTION 12.    CANCELLATION AND WITHDRAWAL

        A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his or her Option by written notice delivered to the Company. Upon such cancellation, the balance in the Participant's withholding account will be returned to the Participant.

        A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the Exercise Date will be deemed to have canceled his or her Option.

        Any Participant who cancels an Option or terminates a payroll deduction authorization may at any time thereafter again become a Participant for a subsequent Option Period in accordance with Section 4.

        A Participant who makes a hardship withdrawal from a Company savings plan qualifying under Section 401(k) of the Code (a "401(k) Plan") will be deemed to have terminated his or her payroll deduction authorization as of the date of such hardship withdrawal, will cease to be a Participant as of such date, and will be deemed to have canceled his or her Option. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in the Plan until the first Option Period that begins at least six (6) months after the date of his or her hardship withdrawal.

        SECTION 13.    TERMINATION OF EMPLOYMENT; DEATH OF PARTICIPANT

        Upon the termination of a Participant's employment with the Company for any reason or the death of a Participant during an Option Period, he or she will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant's death), and he or she will have no further rights under the Plan.

        Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a Participant is on a military leave, sick leave or other bona fide leave of absence that lasts for up to 90 days, or for so long as the Participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

        SECTION 14.    EQUAL RIGHTS; PARTICIPANT'S RIGHTS NOT TRANSFERABLE

        All Participants granted Options under the Plan with respect to any Option Period will have the same rights and privileges. Each Participant's rights and privileges under any Option granted under the Plan will be exercisable during the Participant's lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant's rights under the Plan will terminate.

        SECTION 15.    EMPLOYMENT AND SHAREHOLDER RIGHTS

        Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge any Employee at any time.

        A Participant shall have no rights or privileges as a shareholder of the Company and shall not receive any dividends in respect of any Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such Stock, and the Stock has been issued.

        SECTION 16.    CHANGE IN CAPITALIZATION, MERGER

        In the event of any change in the outstanding Stock of Supernus by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted; provided, that no such adjustment shall be made unless the Company is satisfied that it will not constitute a modification of the rights granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

        In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of Supernus, or a merger or similar transaction in which the Supernus is not the surviving corporation or which results in the acquisition of Supernus by another person, the Board in its sole discretion may (but need not) take any one of the following actions: (i) provide that each outstanding Option will be assumed or a substitute Option granted by the acquiror or successor corporation or a parent or subsidiary of the acquiror or successor corporation, (ii) cancel each Option and return the balances in Participants' withholding accounts to the Participants, or (iii) pursuant to Section 18, end the Option Period on or before the date of the proposed sale or merger.

        SECTION 17.    ADMINISTRATION OF PLAN

        The Plan will be administered by the Board and its delegates, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted under it shall be final and binding. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). References in the Plan to the Board will include any Committee of the Board assigned responsibility for administering the Plan and any delegates of the Board or such Board committee to the extent of any delegation by the Board or such committee to such delegates of administrative responsibilities hereunder.

        The Board may specify the manner in which Employees are to provide notices and payroll deduction authorizations. Notwithstanding any requirement of "written notice" herein, the Board may permit Employees to provide notices and payroll deduction authorizations electronically.

        SECTION 18.    AMENDMENT AND TERMINATION OF PLAN

        Supernus reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code and the regulations thereunder will have no force or effect unless approved by the stockholders of Supernus within twelve months before or after its adoption.

        The Plan may be suspended or terminated at any time by the Board. In connection therewith, the Board may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of the applicable Option Period as determined under Section 4 above or on such earlier date as the Board may specify (in which case such earlier date will be treated as the applicable Exercise Date).

        SECTION 19.    APPROVAL OF STOCKHOLDERS; EFFECTIVE DATE

        The Plan was adopted by the Board on March 21, 2014, and is effective as of the date it was approved by shareholders of the Company, May 22, 2014. Until such time as shareholder approval of this Plan is received, the 2012 Employee Stock Purchase Plan adopted by the Board on April 3, 2012, and approved by shareholders on April 6, 2012, shall remain in full force and effect.

        SECTION 20.    GOVERNING LAW

        The Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, and shall be construed accordingly.

APPENDIX D

PROXY CARD

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01SVDA 3 1 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Supernus Pharmaceuticals, Inc. IMPORTANT ANNUAL MEETING INFORMATION + A Proposals — The Board recommends a vote FOR all the nominees and FOR Proposals 2, 3, 4 and 5. 01 – Frederick M. Hudson 02 – Charles W. Newhall, III 1. Election of Directors: For Withhold For Withhold For Against Abstain 2. Proposal to approve the flexible settlement feature with respect to future potential conversion of the Convertible Notes; 4. Proposal to amend the Supernus Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan to increase the number of shares available under the plan; For Against Abstain 3. Proposal to amend the Supernus Pharmaceuticals, Inc. 2012 Equity Incentive Plan to increase the number of shares available under the plan; 5. Proposal to ratify Ernst & Young, LLP as the independent public accounting firm for the fiscal year ending December 31, 2014. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 9 3 2 6 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Eastern Standard Time, on May 20, 2014. Vote by Internet • Go to www.investorvote.com/SUPN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

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. Notice of 2014 Annual Meeting of Stockholders Supernus Pharmaceuticals, Inc. 1550 East Gude Drive, Rockville, MD 20850 Proxy Solicited on behalf of the Board of Directors for Annual Meeting on May 22, 2014 Mr. Jack A. Khattar or Mr. Gregory S. Patrick or any of them, each with the power of substitution, are hereby authorized as Proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Supernus Pharmaceuticals, Inc. to be held on May 22, 2014 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy – Supernus Pharmaceuticals, Inc. 2014 Annual Meeting Admission Ticket 2014 Annual Meeting of Supernus Pharmaceuticals, Inc. Stockholders Thursday, May 22, 2014, 10:00 AM Local Time Supernus Pharmaceuticals, Inc. 1550 East Gude Drive, Rockville, MD 20850 Upon arrival please present photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. Copies of the Proxy Statement and our 2013 Annual Report to Stockholders are available at: www.edocumentview.com/SUPN qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:00 A.M., MAY 22, 2014
DATED April 7, 2014
QUORUM AND REQUIRED VOTE
REVOCABILITY OF PROXY
DISSENTER'S RIGHT OF APPRAISAL
PERSONS MAKING THE SOLICITATION
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF SUPERNUS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 APPROVAL OF THE FLEXIBLE SETTLEMENT FEATURE WITH RESPECT TO FUTURE POTENTIAL CONVERSIONS OF CONVERTIBLE NOTES
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE 2012 EQUITY INCENTIVE PLAN
Equity Compensation Plan Information as of December 31, 2013
PROPOSAL 4 APPROVAL OF AN AMENDMENT TO THE 2012 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 5 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING
ANNUAL REPORT
LIST OF APPENDICES
  APPENDIX A
Compensation Committee Charter Statement of Purpose
Organization
Duties and Responsibilities
Procedures and Administration
  APPENDIX B
SUPERNUS PHARMACEUTICALS, INC. AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN
EXHIBIT A
Definition of Terms
  APPENDIX C
SUPERNUS PHARMACEUTICALS, INC. AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN